EXHIBIT 4






     SECOND AMENDED AND RESTATED REVOLVING CREDIT AGREEMENT


                            Between


                       THE HONDO COMPANY


                              and


                           UNION BANK


                   Dated as of July 24, 1990




























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                       TABLE OF CONTENTS

                                                            Page

                           ARTICLE I
                 INTERPRETATION AND DEFINITIONS

SECTION 1.01   Definitions.....................................1
SECTION 1.02   Accounting Terms................................4


                           ARTICLE II
               AMOUNTS AND TERMS OF THE ADVANCES

SECTION 2.01   The Advances....................................4
SECTION 2.02   Making the Advances.............................5
SECTION 2.03   Commitment Fee..................................5
SECTION 2.04   Mandatory Reductions of Commitment..............5
SECTION 2.05   Optional and Mandatory Prepayments
                of Advances....................................5
SECTION 2.06   Principal and Interest..........................6
SECTION 2.07   Payments and Computations.......................6
SECTION 2.08   Payment on Non-Business Days....................6


                          ARTICLE III
                     CONDITIONS OF LENDING

SECTION 3.01   Conditions Precedent to Effectiveness...........6
SECTION 3.02   Conditions Precedent to All Advances............8


                           ARTICLE IV
                 REPRESENTATIONS AND WARRANTIES

SECTION 4.01   Representations and Warranties of
                the Borrower...................................9


                           ARTICLE V
                   COVENANTS OF THE BORROWER

SECTION 5.01   Covenants of the Borrower......................11







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                           ARTICLE VI
                       EVENTS OF DEFAULT

SECTION 6.01   Events of Default..............................16


                          ARTICLE VII
                         MISCELLANEOUS

SECTION 7.01   Amendments, Etc................................18
SECTION 7.02   Notices, Etc...................................18
SECTION 7.03   No Waiver; Remedies............................19
SECTION 7.04   Costs, Expenses and Taxes......................19
SECTION 7.05   Right of Setoff................................19
SECTION 7.06   Binding Effect; Governing Law..................20
SECTION 7.07   Counterparts...................................20

SCHEDULE 1     Schedule of Liens

EXHIBIT A      Second Amended and Restated Promissory Note
EXHIBIT B      Pledge Agreement
EXHIBIT C      Second Amended and Restated Guaranty of
                Lonrho Plc and Lonrho, Inc.
EXHIBIT D      Second Amended and Restated Guaranty of
                Robert O. Anderson

























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
     SECOND AMENDED AND RESTATED REVOLVING CREDIT AGREEMENT


          This Agreement is made as of July 24, 1990 between THE
HONDO COMPANY, a New Mexico corporation (the "Borrower"), and
UNION BANK, a California banking corporation (the 'Bank").


                            Recitals

          A. Pursuant to the Amended and Restated Revolving Credit Agreement dated as of March 21, 1990 between the Borrower and the Bank (the "First Restatement"), the Bank agreed to make revolving advances to the Borrower from time to time in an aggregate amount not to exceed $40,000,000 at any time outstanding.


          B. The Borrower and the Bank now wish to amend and restate the First Restatement to, among other things, increase the Bank's commitment under the First Restatement by $15,000,000, to a total of $55,000,000.


                           ARTICLE I
                 INTERPRETATION AND DEFINITIONS

          SECTION 1.01  Definitions.  The following terms, as
used herein, shall have the following respective meanings:

          "Advances" has the meaning set forth in Section 2.01.

          "Anderson Guaranty" means the Second Amended and
Restated Guaranty of Robert O. Anderson substantially in the form of Exhibit D.

          "Business Day" means any day of the year on which banks are not required or authorized to close in Los Angeles.

          "Closing Date" has the meaning set forth in Section
3.01.

          "Code" means the Internal Revenue Code of 1986.

          "Commitment" has the meaning set forth in Section
2.01.




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
          "Commitment Fee" has the meaning set forth in Section
2.03.

          "Controlled Group" has the meaning set forth in
Section 4.01(j).

          "Credit Documents" means this Agreement, the Note, the Pledge Agreement, the Lonrho Guaranty and the Anderson Guaranty.

          "Debt" means, as to any Person, all (a) indebtedness for borrowed money, (b) obligations evidenced by bonds, debentures, notes or other similar instruments, (c) obligations to pay the deferred purchase price of property or services, (d) obligations as lessee under leases that have been or should be, in accordance with generally accepted accounting principles, recorded as capital leases, (e) obligations under direct or indirect guaranties in respect of, and obligations (contingent or otherwise) to purchase or otherwise acquire, or otherwise to assure a creditor against loss in respect of, indebtedness or obligations of others of the kinds referred to in clauses (a) through (d) above, and (f) liabilities in respect of unfunded vested benefits under plans covered by Title IV of ERISA.

          "Default" means any event or condition that would, with the giving of any requisite notice and/or the passage of any requisite period of time, constitute an Event of Default.

          "ERISA" means the Employee Retirement Income Security
Act of 1974.

          "Event of Default" has the meaning set forth in
Section 6.01.

          "First Restatement" has the meaning set forth in Recital A.

          "GAAP" means generally accepted accounting principles.

          "Governmental Action" means any authorization, approval, consent, waiver, exception, license, filing, registration, permit, notarization, special lease or other requirement of any Governmental Person.

          "Governmental Person" means, whether domestic or foreign, any national, federal, state or local government, any political subdivision thereof or any governmental, quasi-governmental, judicial, public, statutory or regulatory instrumentality, authority, body, bureau or entity, including any central bank and any comparable authority.

          "Governmental Rule" means any treaty, law, rule, regulation, ordinance, order, code, interpretation, judgment, writ, injunction, decree, directive, guideline, policy or similar form of decision of any Governmental Person.

          "Guaranties" means, collectively, the Lonrho Guaranty and the Anderson Guaranty.

          "Guarantors" means, collectively, Lonrho Plc, Lonrho,
Inc. and Robert O. Anderson.

          "HOGC" means Hondo Oil & Gas Company, a Delaware corporation.

          "Lien" means, with respect to any asset, (a) any lien, charge, claim, mortgage, security interest, pledge or other encumbrance of any kind in respect of such asset or (b) the interest of a vendor or lessor under any conditional sale agreement, capital lease or other title-retention agreement relating to such asset.

          "Lonrho Guaranty" means the Second Amended and Restate
Guaranty of Lonrho Plc and Lonrho, Inc. substantially in the form of Exhibit C.

          "Note" means the Second Amended and Restated
Promissory Note of the Borrower substantially in the form of Exhibit A.

          "Person" means an individual, partnership, corporation
(including a business trust), joint stock company, trust, unincorporated association, joint venture or other entity, or any Governmental Person.

          "Plan" has the meaning set forth in Section 4.01(j).

          "Pledge Agreement" means the Pledge Agreement between the Borrower and the Bank substantially in the form of Exhibit
B.

          Pledged Shares" has the meaning set forth in Recital A of the Pledge Agreement.

          "Termination Date" means September 30, 1994 or the earlier date of termination of the Commitment pursuant to
Section 6.01.

          SECTION 1.02  Accounting Terms.  All accounting terms
not specifically defined herein shall be construed in accordance with GAAP on a basis consistent with that used in the preparation of the financial statements referred to in Section
4.01(g).

          SECTION 1.03 Interpretation. In this Agreement the singular includes the plural and the plural the singular; words importing any gender include the other genders; references to statutes are to be construed as including all statutory provisions consolidating, amending or replacing the statute referred to; references to "writing" include printing, typing, lithography and other means of reproducing words in a tangible visible form; the words "including," "includes" and "include" shall be deemed to be followed by the words "without limitation"; references to articles, sections (or subdivisions of sections), exhibits, annexes or schedules are to those of this Agreement unless otherwise indicated; references to agreements and other contractual instruments shall be deemed to include all subsequent amendments and other modifications to such instruments, but only to the extent such amendments and other modifications are not prohibited by the terms of this Agreement; and references to Persons include their respective permitted successors and assigns.


                           ARTICLE II
               AMOUNTS AND TERMS OF THE ADVANCES

          SECTION 2.01 The Advances. The Bank agrees, on the terms and conditions hereinafter set forth, to make working capital advances (the "Advances") to the Borrower from time to time during the period from the date hereof until the Termination Date in an aggregate amount not to exceed at any time outstanding $55,000,000, as such amount is reduced from time to time pursuant to Section 2.04 (the "Commitment"). Each Advance shall be in an amount not less than $250,000. Within the limits of the Commitment, the Borrower may borrow, prepay pursuant to Section 2.05(a) and reborrow under this Section
2.01. As of the date hereof, advances in the aggregate principal amount of $40,000,000 are outstanding under the First Restatement, all of which advances are hereby deemed to be Advances outstanding under this Agreement.

          SECTION 2.02 Making the Advances. Each Advance shall be made on at least 1 Business Day's notice from the Borrower to the Bank specifying the date and amount thereof. Not later than 10:00 a.m., Los Angeles time, on the date of such Advance and upon fulfillment of the applicable conditions set forth in
Article III, the Bank will make such Advance available to the Borrower in immediately available funds at the Bank's address referred to in Section 7.02.

          SECTION 2.03  Commitment Fee.  The Borrower agrees to
pay to the Bank a commitment fee of $56,250 (the "Commitment
Fee") on or before the Closing Date.

          SECTION 2.04  Mandatory Reductions of Commitment.

          (a) Without any notice to the Borrower or any other action by any Person, the Commitment shall be automatically and permanently reduced (if it has not already been reduced to the required level or less pursuant to Section 2.04(b)) to (i) $50,000,000 as of the Bank's close of business on September 30, 1992 and (ii) $40,000,000 as of the Bank's close of business on September 30, 1993.

          (b) Without any notice to the Borrower or any other action by any Person, the Commitment shall also be automatically and permanently reduced by an amount equal to the aggregate principal amount of the Advances repaid pursuant to Section 2.05(c)(ii).

          SECTION 2.05  Optional and Mandatory Prepayments of
Advances.

          (a) The Borrower may, upon at least 1 Business Day's notice to the Bank stating the proposed date and amount of the prepayment, prepay the Advances in whole or in part with accrued interest to the date of such prepayment on the amount prepaid, provided that each partial prepayment shall be in a principal amount not less than $250,000.

          (b) The Borrower shall immediately repay to the Bank, and there shall become due and payable by the Borrower (including on the dates on which the Commitment is reduced pursuant to Section 2.04(a)), an amount equal to the amount by which the aggregate amount of the Advances outstanding exceeds the Commitment at any time.

          (c) The Borrower shall immediately repay to the Bank, and there shall become due and payable by the Borrower, an amount equal to the amount of (i) any dividends or other distributions received by the Borrower from time to time with respect to the Pledged Shares and (ii) the proceeds of any sale of the Pledged Shares; provided, however, that for purposes of this Section 2.05(c)(ii), any transfer of the Pledged Shares pursuant to subsection (B) of the proviso to Section 7(a) of the Pledge Agreement shall be deemed not to be a sale.

          SECTION 2.06  Principal and Interest.  The Borrower
shall repay the unpaid principal amount of each Advance, and shall pay interest on each Advance, in accordance with the terms of the Note.

          SECTION 2.07  Payments and Computations.

          (a) The Borrower shall make each payment hereunder and under the Note not later than 12:00 noon, Los Angeles time, on the day when due in lawful money of the United States of America to the Bank at its address referred to in Section 7.02, in immediately available funds. The Borrower hereby authorizes the Bank, if and to the extent payment is not made when due hereunder or under the Note, to charge from time to time against the Borrower's account with the Bank any amount so due. All computations of interest under the Note shall be made by the Bank on the basis of a year of 360 days and the actual number of days (including the first day but excluding the last day) occurring in the period for which such interest is payable.

          (b) Any amount payable under this Agreement or the Note not paid when due shall bear interest until paid at the rate specified in the Note for late payments.

          SECTION 2.08 Payment on Non-Business Days. Whenever any payment to be made hereunder or under the Note shall be stated to be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day, and such extension of time shall in such case be included in the computation of payment of interest.


                          ARTICLE III
                     CONDITIONS OF LENDING

          SECTION 3.01  Conditions Precedent to Effectiveness.
This Agreement shall become effective on the day (the "Closing

Date") when the Bank shall have received the Commitment Fee and all of the following, each dated the Closing Date (unless otherwise stated below) and otherwise in form and substance satisfactory to the Bank:

          (a) the Note and the Pledge Agreement executed by the Borrower;

          (b) copies of the resolutions of the Board of Directors of the Borrower approving this Agreement, the Pledge Agreement and the Note and the transactions contemplated hereby and thereby, certified by the Secretary or an Assistant Secretary of the Borrower, and all documents evidencing other necessary corporate action and governmental approvals, if any, with respect to this Agreement, the Pledge Agreement and the Note;

          (c) a certificate of the Secretary or an Assistant Secretary of the Borrower certifying (i) the names and true signatures of the officers of the Borrower authorized to sign this Agreement, the Pledge Agreement and the Note and the other documents to be delivered hereunder; and (ii) that the charter documents and bylaws of the Borrower have not been amended since March 20, 1990 and March 21, 1990, respectively, and remain in full force and effect;

          (d)  the Lonrho Guaranty executed by Lonrho Plc and
Lonrho, Inc. and the Anderson Guaranty executed by Robert O.
Anderson;

          (e) copies of resolutions of the Board of Directors of each of Lonrho Plc and Lonrho, Inc. approving the Lonrho Guaranty, together with all other documents evidencing other necessary corporate action and governmental approvals, if any, with respect to the Lonrho Guaranty, certified by the Secretary or Assistant Secretary of such Guarantor to be in full force and effect;

          (f) a certificate of the Secretary or Assistant Secretary of each of Lonrho Plc and Lonrho, Inc. certifying (i) the names and true signatures of the officers of such Guarantor authorized to sign the Lonrho Guaranty; (ii) that the Memorandum and Articles of Association of such Guarantor have not been amended since March 21, 1990, in the case of Lonrho Plc; and
(iii) that the charter documents and bylaws of such Guarantor have not been amended since March 12, 1990 and March 21, 1990, respectively, in the case of Lonrho, Inc.;

          (g) certificates of good standing of each of the Borrower and Lonrho, Inc., dated as of a recent date, from appropriate officials of the state of incorporation of such company;

          (h) favorable opinions of (i) S. H. Cavin, Esq., counsel for the Borrower and Robert O. Anderson; (ii) Cameron
Markby, counsel for Lonrho Plc; and (iii) Rudolph H. Funke,
Esq., counsel for Lonrho, Inc.;

          (i) evidence satisfactory to the Bank that Lonrho Plc directly or indirectly owns not less than 49% of the issued and outstanding capital stock of the Borrower;

          (j) a letter from the "Process Agent" (as defined in the Lonrho Guaranty) pursuant to which the Process Agent agrees to act as process agent for Lonrho Plc and Lonrho, Inc. and to forward forthwith to Lonrho Plc and Lonrho, Inc. all process received by the Process Agent;

          (k) certificates representing the Pledged Shares, together with undated stock powers for such certificates executed in blank;

          (l) one or more UCC-1 Financing Statements with respect to the Pledged Shares; and

          (m)  Federal Reserve Form U-1, as provided for in
Regulation U issued by the Board of Governors of the Federal
Reserve System, completed and executed by the Borrower.

          SECTION 3.02  Conditions Precedent to All Advances.
The obligation of the Bank to make each Advance shall be subject to the further conditions precedent that on the date of such
Advance:

          (a) the following statements shall be true, and the Bank shall have received a certificate signed by a duly authorized officer of the Borrower, dated the date of such Advance, stating that:

                (i) the representations and warranties contained in Section 4.01 are correct on and as of the date of such Advance as though made on and as of such date; and

               (ii) no event has occurred and is continuing, or would result from such Advance, that constitutes a Default or an Event of Default; and

          (b)  the Bank shall have received such other
approvals, opinions and documents as the Bank may reasonably request.


                           ARTICLE IV
                 REPRESENTATIONS AND WARRANTIES

          SECTION 4.01  Representations and Warranties of the
Borrower.  The Borrower represents and warrants as follows:

          (a) The Borrower is a corporation duly organized, validly existing and in good standing under the laws of New Mexico and is duly qualified, in good standing and authorized to do business in all other jurisdictions within the United States wherein the character of the properties owned or held by it or the nature of the business transacted by it makes such qualification necessary. The Borrower has taken all actions and procedures customarily taken in order to enter, for the purpose of conducting business or owning property, each jurisdiction outside the United States wherein the character of the properties owned or held by it or the nature of the business transacted by it makes such actions and procedures desirable.

          (b) The execution, delivery and performance by the Borrower of this Agreement, the Pledge Agreement and the Note, and the consummation of the transactions contemplated hereby and thereby, are within the Borrower's corporate powers, have been duly authorized by all necessary corporate action and do not contravene (i) the Borrower's charter documents or bylaws or
(ii) any applicable Governmental Rule or any contractual restriction binding on or affecting the Borrower.

          (c) No Governmental Action is required for the due execution, delivery and performance by the Borrower of this Agreement, the Pledge Agreement or the Note or the consummation of the transactions contemplated hereby and thereby.

          (d)  This Agreement is, and the Note and the Pledge
Agreement when delivered hereunder will be, legal, valid and binding obligations of the Borrower enforceable against the Borrower in accordance with their respective terms.

          (e) No proceeds of any Advance will be used to acquire any equity security of a class that is registered pursuant to Section 12 of the Securities Exchange Act of 1934.

          (f) The Borrower is not engaged in the business of extending credit for the purpose of purchasing or carrying "margin stock" (within the meaning of Regulation U issued by the Board of Governors of the Federal Reserve System), and no proceeds of any Advance will be used to purchase or carry any margin stock or to extend credit to others for the purpose of purchasing or carrying any margin stock.

          (g) The balance sheets of the Borrower and its subsidiaries as of September 30, 1989 and March 31, 1990 and the related statements of income, changes in stockholders' equity and cash flows of the Borrower for the fiscal periods then ended, audited (in the case of the September 30, 1989 financial statements only) by Peat Marwick Main & Co. and copies of which have been delivered to the Bank, fairly present in conformity with generally accepted accounting principles the financial position of the Borrower and its subsidiaries as of such dates and the results of operations for such periods. No material adverse change has occurred in the financial position, results of operations or business of the Borrower since March 31, 1990.

          (h) There is no fact that the Borrower has not disclosed in writing to the Bank that has or will have a material adverse effect on the financial condition of the Borrower or the ability of the Borrower to perform any of its obligations under this Agreement, the Pledge Agreement or the Note.

          (i) There are no actions, suits or proceedings pending against or, to the knowledge of the Borrower, threatened against or affecting the Borrower or any subsidiary of the Borrower before or by any Governmental Person or arbitrator that could materially and adversely affect the financial condition or operations of the Borrower or any such subsidiary or the ability of the Borrower to perform its obligations under this Agreement, the Pledge Agreement or the Note, except as previously disclosed to the Bank in the financial statements referred to in Section 4.01(g).

          (j)  The Borrower and each member of the Controlled
Group (defined as all members of a controlled group of corporations and all trades or businesses (whether or not incorporated) under common control that, together with the

Borrower, are treated as a single employer under Section 414(b) or 414(c) of the Code) have fulfilled their obligations under the minimum funding standards of ERISA and the Code with respect to each Plan (defined as an employee pension benefit plan covered by Title IV of ERISA or subject to the minimum funding standards under Section 412 of the Code or Part 3 of Subtitle B of Title I of ERISA) (i) as to which the Borrower or any member of the Controlled Group is a Contributing Sponsor (as that term is defined in Section 4001(a)(13) of ERISA) or (ii) that is maintained pursuant to a collective-bargaining agreement or any other arrangement under which more than one employer makes contributions and to which the Borrower or any member of such Controlled Group is or has been within the preceding 5 plan years been a Contributing Sponsor (or, with respect to each Plan that is a multi-employer plan as defined in Section 4001(a)(3) of ERISA, have made all required contributions), are in compliance in all material respects with the currently applicable provisions of ERISA and the Code relating to each Plan, have not incurred any liability to the Pension Benefit Guaranty Corporation or a Plan under Title IV of ERISA and have taken no actions that would result in the occurrence of a Default or an Event of Default.

          (k) The Borrower is not an "investment company" or controlled by an "investment company" within the meaning of the Investment Company Act of 1940.

          (l) The obligations of the Borrower under this Agreement will rank at least pari passu with all claims of other senior creditors of the Borrower.

          (m) The Borrower and each of its subsidiaries have good title to their respective assets, and the same are not subject to any Liens other than as permitted by Section 5.01(h).


                           ARTICLE V
                   COVENANTS OF THE BORROWER

          SECTION 5.01 Covenants of the Borrower. So long as any amount due hereunder or under the Note shall remain unpaid or the Bank shall have any Commitment hereunder, the Borrower will, unless the Bank shall otherwise consent in writing, comply in all respects with the following:

          (a) The Borrower will at all times maintain full and accurate books of account and records. The Borrower will maintain a standard system of accounting and will furnish the following statements and reports to the Bank at the Borrower's expense:


               (i) as soon as available and in any event within 120 days after the end of each fiscal year of the Borrower, complete consolidated financial statements of the Borrower, together with all notes thereto, prepared in reasonable detail in accordance with GAAP, together with an opinion, based on an audit using generally accepted auditing standards by Peat Marwick Main & Co. or other independent certified public accountants selected by the Borrower and acceptable to the Bank, stating without exception or qualification that such financial statements have been so prepared, such financial statements to contain a balance sheet as of the end of such fiscal year and statements of earnings, stockholders' equity and cash flows for such fiscal year, each setting forth in comparative form the corresponding figures for the preceding fiscal year;

              (ii) as soon as available and in any event within 120 days after the end of each fiscal year of Lonrho Plc, complete consolidated financial statements of Lonrho Plc, together with all notes thereto, prepared in reasonable detail in accordance with generally accepted accounting principles in the United Kingdom, together with an opinion, based on an audit using generally accepted auditing standards by Peat Marwick Main & Co. or other independent certified public accountants selected by Lonrho Plc and acceptable to the Bank, stating without exception or qualification that such financial statements have been so prepared, such financial statements to contain a balance sheet as of the end of such fiscal year, a consolidated profit and loss account for such fiscal year and a statement of source and application of funds for such fiscal year, each setting forth in comparative form the corresponding figures for the preceding fiscal year;

             (iii) as soon as available, and in any event within 120 days after the end of each fiscal year of Robert O. Anderson, complete unaudited financial statements of Robert O. Anderson and Barbara Phelps Anderson, together with all notes thereto, prepared in reasonable detail in accordance with GAAP, except for necessary changes from GAAP relating to the cash basis on which such financial statements were prepared;

              (iv)  as soon as available, and in any event
within 45 days after the end of each fiscal quarter of the

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Borrower, the Borrower's balance sheet as of the end of such fiscal quarter and statements of the Borrower's earnings, stockholders' equity and cash flows for the period from the beginning of the then current fiscal year to the end of such fiscal quarter, all in reasonable detail and prepared in accordance with GAAP, subject to changes resulting from normal year-end adjustments; and, together with each such set of financial statements and each set of financial statements furnished under subsection (i) of this section, a certificate signed by the chief financial officer of the Borrower stating that such financial statements are accurate and complete, stating that he has reviewed this Agreement and that no Default or Event of Default exists at the time of such certificate or, if he concludes that a Default or Event of Default exists, specifying its nature and the action being taken or proposed to be taken with respect thereto;

               (v) forthwith upon the occurrence of any Default or Event of Default, a certificate of the chief financial officer of the Borrower setting forth the details thereof and the action that the Borrower is taking or proposes to take with respect thereto;

              (vi) promptly upon the mailing thereof to the shareholders of the Borrower, copies of all financial statements, reports and proxy statements so mailed;

             (vii) promptly after the Borrower has become aware of the same, notice of all pending or threatened litigation, arbitration proceedings and proceedings before any Governmental Person that could materially and adversely affect the financial condition or operations of the Borrower or any Guarantor;

            (viii) promptly after the Borrower has become aware of the same, written notice of the occurrence of any "reportable event," as such term is defined in Section 4043 of ERISA, or "prohibited transaction" as such term is defined in Section 4975 of the Code, in connection with any Plan or trust created thereunder, together with a statement of the plan administrator of the Borrower specifying the nature thereof, what action the Borrower is taking or proposes to take with respect thereto, and, when known, any action taken by the Internal Revenue Service with respect thereto;

              (ix) promptly upon any such occurrence, written notice to the Bank of any sale of assets by the Borrower in excess of $150,000; and

               (x)  from time to time such additional
information regarding the financial position or business of the Borrower or any Guarantor as the Bank may reasonably request.

          (b) The Borrower will preserve and maintain its corporate existence and all of its rights, privileges and franchises necessary or desirable in the normal conduct of its business and will conduct its business in a regular manner. The Borrower will notify the Bank 30 days in advance of any change in the location of its principal place of business, of the establishment or discontinuance of its principal place of business or of a change in the corporate name, trade names or articles of incorporation or bylaws of the Borrower.

          (c) The Borrower will keep all of its properties necessary, in the judgment of its Board of Directors, in its business in good working order and condition, ordinary wear and tear excepted, and will permit representatives of the Bank to inspect such properties and to examine and make extracts from the books and records of the Borrower during normal business hours.

          (d) The Borrower will comply with the requirements of all applicable Governmental Rules a breach of which could have a material adverse effect on the consolidated financial condition or the business taken as a whole of the Borrower, except where contested in good faith and by proper proceedings.

          (e) The Borrower will keep proper books of records and accounts in which full, true and correct entries in conformity with GAAP shall be made of all dealings and transactions in relation to its and its subsidiaries' business and activities. The Borrower will permit representatives of the Bank to visit and inspect any of its and its subsidiaries' properties to the extent permitted by applicable law and applicable safety and security policies of the Borrower and its subsidiaries (and to the extent such visitation and inspection shall not interfere with the normal operations of the Borrower and its subsidiaries) and to examine, subject to proprietary and confidentiality policies and agreements of or binding upon the Borrower and its subsidiaries, any of its books and records and to discuss its affairs, finances and accounts with its officers and employees, subject to proprietary and confidentiality policies and agreements of or binding upon the Borrower and its subsidiaries, all at such reasonable times and as often as may reasonably be desired.

          (f) The Borrower will pay and discharge all taxes, assessments, governmental charges and levies imposed on it, on its income or profits or on any of its property prior to the date on which penalties attach thereto, except that the Borrower will not be required hereby to pay any such tax, assessment, charge or levy the payment of which is being contested in good faith and by proper proceedings and against which it is maintaining adequate reserves.

          (g)  The Borrower will maintain insurance in
responsible companies in such amounts and against such risks as is usually carried by owners of similar businesses and properties in the same general areas in which the Borrower operates.

          (h) The Borrower will not create or suffer to exist any Lien upon or with respect to any of its properties, whether now owned or hereafter acquired, or assign any right to receive income, in each case to secure any debt of any person or entity, except as set forth on Schedule 1.

          (i) The Borrower will not (A) consolidate with or merge into any other Person or (B) sell, lease or otherwise transfer all or any substantial part of its assets to any other
Person.

          (j) The Borrower and each member of the Controlled Group will fund all Plans in accordance with not less than the minimum funding standards of ERISA, will make all required contributions to any Plan that is a multi-employer plan and will otherwise comply with the terms of all Plans.

          (k) The Borrower will not directly or indirectly apply any part of the proceeds of the Advances to the purchasing or carrying of any 'margin stock" within the meaning of Regulation U of the Board of Governors of the Federal Reserve
System or any regulations, interpretations or rulings thereunder.

          (l) The Borrower will not take any action that would result in the Borrower's obligations to the Bank under this Agreement and the Note not ranking at least pari passu in right of payment with all senior obligations of the Borrower to other creditors.

          (m) If the Bank in its sole discretion determines that sale of all or a portion of the Pledged Shares is necessary to enable the Borrower to repay the principal of the Advances in accordance with the terms of this Agreement and the Note, the Borrower will, at its own expense, upon the request of the Bank at any time and from time to time within the 6-month period before each of September 30, 1992, September 30, 1993 and September 30, 1994:

               (i) execute and deliver, and cause HOGC and the directors and officers thereof to execute and deliver, all such instruments and documents, and do or cause to be done all such other acts and things, as may be necessary or, in the opinion of the Bank, advisable to register such Pledged Shares under the provisions of the Securities Act of 1933 (the "Securities Act"), to cause the registration statement relating thereto to become effective and to remain effective for such period as prospectuses are required by law to be furnished and to make all amendments and supplements thereto and to the related prospectus that, in the opinion of the Bank, are necessary or advisable, all in conformity with the requirements of the Securities Act and the rules and regulations of the Securities and Exchange Commission applicable thereto;

              (ii)  use its best efforts to qualify such Pledged
Shares under the state securities or "blue sky" laws and to obtain all necessary Governmental Action for the sale of the Pledged Shares, as requested by the Bank;

             (iii) cause HOGC to make available to its security holders, as soon as practicable, an earnings statement that will satisfy the provisions of Section 11(a) of the Securities Act;
and

              (iv) do or cause to be done all such other acts and things as may be necessary to make such sale of the Pledged
Shares or any part thereof valid and binding and in compliance with applicable law.


                           ARTICLE VI
                       EVENTS OF DEFAULT

          SECTION 6.01  Events of Default.  If any of the
following events (each an "Event of Default") shall occur and be continuing:

          (a) the Borrower shall fail to pay any installment of principal of, or interest on, the Advances or any fees or other amounts payable under this Agreement when due and such failure shall remain unremedied for 10 days;

          (b) any representation or warranty made by the Borrower or any Guarantor (or any of its officers) in or in connection with any Credit Document shall prove to have been incorrect in any material respect when made;

          (c) the Borrower or any Guarantor shall fail to perform or observe any other term, covenant or agreement contained in any Credit Document on its part to be performed or observed and any such failure shall remain unremedied for 10 days after written notice thereof shall have been given to the Borrower or such Guarantor (as the case may be) by the Bank;

          (d) the Borrower, any Guarantor or any of their respective subsidiaries shall (i) fail to pay any Debt (but excluding indebtedness evidenced by the Note) of the Borrower, such Guarantor or such subsidiary (as the case may be), or any interest or premium thereon, when due (whether upon scheduled maturity, required prepayment, acceleration, demand or otherwise) and such failure shall continue after the applicable grace period, if any, specified in the agreement or instrument relating to such Debt or (ii) fail to perform or observe any term, covenant or condition on its part to be performed or observed under any agreement or instrument relating to any such Debt, when required to be performed or observed, and such failure shall continue after the applicable grace period, if any, specified in such agreement or instrument, if the effect of such failure to perform or observe is to accelerate, or to permit the acceleration of, the maturity of such Debt; or any such Debt shall be declared to be due and payable, or required to be prepaid (other than by a regularly scheduled required prepayment), prior to the stated maturity thereof;

          (e) the Borrower, any Guarantor or any of their respective subsidiaries shall generally not pay its debts as they become due, shall admit in writing its inability to pay its debts or shall make a general assignment for the benefit of creditors; or any proceeding shall be instituted by or against the Borrower, any Guarantor or any of their respective subsidiaries seeking to adjudicate it a bankrupt or insolvent, or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief, or composition of it or its Debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee, or other similar official for it or for any substantial part of its property; or the Borrower, any Guarantor or any of their respective subsidiaries shall take any corporate or other action to authorize any of the actions set forth above in this subsection (e);

          (f) (i) a final judgment or order for the payment of money in excess of $75,000 shall be rendered against the Borrower or any of its subsidiaries or (ii) a final judgment or order for the payment of money in excess of $7,500,000 shall be rendered against any Guarantor, and in either case any such judgment or order shall continue unsatisfied and in effect for a period of 60 consecutive days;

          (g) either Guaranty shall be terminated, repudiated or contested in any respect, any material provision of either Guaranty shall for any reason cease to be valid and binding on the Guarantor(s) party thereto, any Guarantor shall breach any obligation set forth in its respective Guaranty or there shall be a material adverse change in the financial condition of any Guarantor affecting the ability of such Guarantor to perform its obligations under its respective Guaranty;

          (h) the Pledge Agreement shall for any reason, except to the extent permitted by the terms thereof, cease to create a valid and perfected first-priority security interest in any of the collateral purported to be covered thereby;

          (i) an "Event of Default" shall occur and be continuing under (i) the Second Amended and Restated Revolving Credit and Letter of Credit Agreement dated as of April 30, 1990 between HOGC and Fletcher Oil and Refining Company, as borrowers, and the Bank, as lender, (ii) the Second Amended and Restated Term Credit Agreement dated as of January 18, 1990 among HOGC, the Bank and Standard Chartered Bank or (iii) the Amended and Restated Revolving Credit Agreement dated as of May 31, 1990 between HOGC and the Bank; or

          (j) Lonrho Plc shall fail to own directly or indirectly at least 49% of the issued and outstanding capital stock of the Borrower;

then, and in any such event, the Bank may, by notice to the Borrower, (i) declare its obligation to make Advances to be terminated, whereupon the same shall forthwith terminate, and
(ii) declare the Advances, all interest thereon and all other amounts payable under this Agreement to be forthwith due and payable, whereupon the Advances, all such interest and all such amounts shall become and be forthwith due and payable, without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived by the Borrower.


                          ARTICLE VII
                         MISCELLANEOUS

          SECTION 7.01 Amendments, Etc. No amendment or waiver of any provision of this Agreement or the Note, or consent to any departure by the Borrower therefrom, shall in any event be effective unless the same shall be in writing and signed by the Bank, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

          SECTION 7.02 Notices, Etc. All notices and other communications provided for hereunder shall be in writing (including telecopier) or by telephone (confirmed in writing within 24 hours) and mailed, telecopied or delivered, if to the Borrower, to it at 410 East College Boulevard (P.O. Box 1000), Roswell, New Mexico 88201, telephone (505) 625-8701, telecopier
(505) 625-6876, Attention: Mr. Robert B. Anderson; if to the Bank, to it at 445 South Figueroa Street, Los Angeles, California 90071, telephone (213) 236-5811, telecopier (213) 236-4096, Attention: Energy Capital Services; or, as to each party, to it at such other address as shall be designated by such party in a written notice to the other party. All such notices and communications shall, when mailed or telecopied, be effective when deposited in the mails or when received, respectively, addressed as aforesaid, except that notices to the Bank pursuant to the provisions of Article II shall not be effective until received by the Bank.

          SECTION 7.03 No Waiver; Remedies. No failure on the part of the Bank to exercise, and no delay in exercising, any right hereunder or under the Note shall operate as a waiver thereof, nor shall any single or partial exercise of any right hereunder or under the Note preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

          SECTION 7.04 Costs, Expenses and Taxes. The Borrower agrees to pay on demand all out-of-pocket costs and expenses in connection with the preparation, execution, delivery, administration and amendment of this Agreement, the Note and the other documents to be delivered hereunder, including the reasonable fees and out-of-pocket expenses of counsel for the Bank with respect thereto and with respect to advising the Bank as to its rights and responsibilities under this Agreement, and all costs and expenses, if any (including reasonable fees and expenses of counsel), in connection with the enforcement of this Agreement, the Note and the other documents to be delivered hereunder. In addition, the Borrower shall pay any and all stamp and other taxes payable or determined to be payable in connection with the execution and delivery of this Agreement, the Note and the other documents to be delivered hereunder, and agrees to save the Bank harmless from and against any and all liabilities with respect to or resulting from any delay in paying or omission to pay such taxes.

          SECTION 7.05 Right of Setoff. Upon the occurrence and during the continuance of any Event of Default, the Bank is hereby authorized at any time and from time to time, without notice to the Borrower (any such notice being expressly waived by the Borrower), to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by the Bank to or for the credit or the account of the Borrower against any and all of the obligations of the Borrower now or hereafter existing under this Agreement and the Note, irrespective of whether or not the Bank shall have made any demand under this Agreement or the Note and although such obligations may be unnatural. The Bank agrees to notify the Borrower promptly after any such setoff and application, provided that the failure to give such notice shall not affect the validity of such setoff and application. The rights of the Bank under this Section are in addition to other rights and remedies (including other rights of setoff) that the Bank may have.

          SECTION 7.06 Binding Effect; Governing Law. This Agreement shall be binding upon and inure to the benefit of the Borrower and the Bank and their respective successors and assigns, except that the Borrower shall not have the right to assign its rights hereunder or any interest herein without the prior written consent of the Bank. This Agreement and the Note shall be governed by, and construed in accordance with, the laws of the State of California without reference to the choice-of-law principles thereof.

          SECTION 7.07  Counterparts.  This Agreement may be
executed in any number of counterparts, and all such counterparts taken together shall be deemed to constitute one and the same instrument.

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.

                                   THE HONDO COMPANY



                                   By:__________________________
                                        Robert B. Anderson
                                        Vice President


                                   UNION BANK



                                   By:__________________________
                                   Name:________________________
                                   Title:_______________________


                                   By:__________________________
                                   Name:________________________
                                   Title:_______________________

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.

                                   THE HONDO COMPANY



                                   By:__________________________
                                        Robert B. Anderson
                                        Vice President


                                   UNION BANK



                                   By:__________________________
                                   Name:________________________
                                   Title:_______________________


                                   By:__________________________
                                   Name:________________________
                                   Title:_______________________

                           SCHEDULE I

                       SCHEDULE OF LIENS


(a) LIENS ON REAL PROPERTY SECURED BY MORTGAGE OR DEED OF TRUST:

Commerce Savings - Tasajillo Ranch, Atascosa County, Texas

B.F. Crawford - Sleepy Valley Farm, Chaves County, New Mexico

David Kuykendall - Butterfield Farm (Kuykendall), Otero County,
   New Mexico

Helen Langenegger - Bramblett & Hanson Farms, Chaves County, New
   Mexico

Dean L. Lindquist & L. C. Barker - Butterfield Farm
   (Kuykendall), (Otero County, New Mexico)

Northranch Company, Inc. - North Ranch, Lincoln County, New
   Mexico

Pecos Valley Artesian Conservancy District - Hanson Farm, Chaves
   County, New Mexico

Pecos Valley Artesian Conservancy District - Blue J Farm, Chaves
   County, New Mexico

Prices Producers, Inc. - Butterfield Farm (Templeton), Otero
   County, New Mexico

Small Business Administration - Butterfield Farm (Kuykendall),
   Otero County, New Mexico

Robert N. & Barbara Jean Templeton - Butterfield Farm
   (Templeton), Hudspeth County, Texas

Travelers - Hueco Ranch, Hudspeth & El Paso Counties, Texas

Valley Federal Savings - Buffalo Valley Farm, Chaves County, New
   Mexico

Valley Federal Savings - South Spring Farm, Chaves County, New
   Mexico

Valley National Bank of Arizona - Squaw Canyon Ranch, Chaves
   County, New Mexico

J. Phelps White III - Diamond A Ranch, Lincoln County, New
   Mexico

(b)  LIENS ON PERSONAL PROPERTY SECURED BY FINANCING STATEMENT
     OR OTHER SECURITY AGREEMENT:

T.H. Boswell, et ux, purchase money obligation secured by collateral assignment of State of New Mexico Agricultural
   Lease #GT-1716

The CIT Group - approximately $702,713, Learjet and other items of personal property

United New Mexico Bank at Roswell, pickups and farm equipment

Valley National Bank of Arizona - all farm products including livestock, crops now growing or to be grown and all such products after they have been harvested and removed; all supplies including hay, grain and other feeds; all farm equipment; hedging accounts, receivables and general intangibles arising out of ownership or sale of livestock or feed.

Various purchase money obligations for registered livestock

                                                       EXHIBIT A


          SECOND AMENDED AND RESTATED PROMISSORY NOTE


$55,000,000                                        July 24, 1990


          FOR VALUE RECEIVED, the undersigned, THE HONDO COMPANY, a New Mexico corporation (the "Borrower"), hereby promises to pay to the order of UNION BANK, a California banking corporation (the "Bank"), the principal sum of $55,000,000 or, if less, the aggregate unpaid principal amount of all Advances (as defined below) made by the Bank to the Borrower pursuant to the Credit Agreement (as defined below), in the following three installments: (1) on September 30, 1992 in such amount, if any, as necessary so that the aggregate unpaid principal amount of the Advances outstanding on that date shall be $50,000,000 or less; (2) on September 30, 1993 in such amount, if any, as necessary so that the aggregate unpaid principal amount of the Advances outstanding on that date shall be $40,000,000 or less; and (3) on September 30, 1994 in such amount, if any, as necessary so that the aggregate unpaid principal amount of the Advances shall be repaid in full on that date.

          The Borrower promises to pay interest on the unpaid principal amount of each Advance from the date of such Advance until such principal amount is paid in full, at the rate per annum equal at all times to (1) from and including the date hereof to and including March 31, 1991, the Reference Rate (as defined below) plus 1-1/4% per annum, (2) from and including April 1, 1991 to and including September 30, 1993, the Reference Rate plus 1-3/4% per annum and (3) from and including October 1, 1993 to but excluding September 30, 1994, the Reference Rate plus 3% per annum, in each case payable monthly in arrears on the last day of each month, commencing on July 31, 1990; provided, however, that any amount of principal of the Advances that is not paid when due (whether at stated maturity, by acceleration or otherwise) shall bear interest from the date on which such amount is due until such amount is paid in full, payable on demand, at a rate per annum equal at all times to the sum of the Reference Rate plus 5-1/4% per annum (or the maximum interest rate permitted by law, whichever is less).

          As used herein, "Reference Rate" means the variable rate of interest per annum announced by the Bank from time to time as its "reference rate." Such rate is set by the Bank as a general reference rate of interest, taking into account such factors the Bank may deem appropriate, it being understood that many of the commercial or other loans of the Bank are priced in relation to such rate, that it is not necessarily the lowest or best rate actually charged to any customer and that the Bank may make various commercial or other loans at rates of interest having no relationship to such rate. For purposes of this Note, each change in the Reference Rate shall be effective as of the opening of business on the date announced as the effective date of any change in such "reference rate." As used herein, "Business Day" means any day of the year on which banks are not required or authorized to close in Los Angeles. All computations of interest shall be made by the Bank on the basis of a year of 360 days and the actual number of days occurring in the period for which such interest is payable. Whenever any payment hereunder shall be stated to be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day, and such extension of time shall in such case be included in the computation of payment of interest.

          Both principal and interest are payable in lawful money of the United States of America to the Bank at 445 South Figueroa Street, Los Angeles, California 90071, in immediately available funds. Each Advance made by the Bank to the Borrower pursuant to the Credit Agreement, and all payments made on account of principal thereof, shall be recorded by the Bank and, prior to any transfer hereof, endorsed on the grid attached hereto, which is part of this Note.

          This Note is the "Note" referred to in, and is entitled to the benefits of, the Second Amended and Restated Revolving Credit Agreement between the Borrower and the Bank dated as of July 24, 1990 (the "Credit Agreement"). The Credit Agreement, among other things, (1) provides for the making of advances (the "Advances") by the Bank to the Borrower from time to time in an aggregate amount not to exceed at any time outstanding (a) from and including the date hereof to and including September 30, 1992, $55,000,000, (b) from and including October 1, 1992 to and including September 30, 1993, $50,000,000 and (c) from and including October 1, 1993 to and including September 30, 1994, $40,000,000; and (2) contains provisions for acceleration of the maturity hereof upon the happening of certain stated events and also for prepayments on account of principal hereof prior to the maturity hereof upon the terms and conditions specified therein.

          This Note is guaranteed by the Second Amended and Restated Guaranty of Lonrho Plc and Lonrho, Inc. dated as of

July 24, 1990 and the Second Amended and Restated Guaranty of
Robert O. Anderson dated as of July 24, 1990 and is secured by the Pledge Agreement between the Borrower and the Bank dated as of June 29, 1990.

          This Note shall be governed by, and construed in accordance with, the laws of the State of California without reference to the choice-of-law principles thereof.

                                   THE HONDO COMPANY


                                   By:__________________________
                                        Robert B. Anderson
                                        Vice President

                        SCHEDULE TO NOTE


         Amount of   Principal    Principal      Notation
 Date     Advance      Paid      Outstanding      Made By

                                                       EXHIBIT B


                        PLEDGE AGREEMENT

          This Agreement, dated as of July 24, 1990, is made by and between THE HONDO COMPANY, a New Mexico corporation (the
"Pledgor"), and UNION BANK, a California banking corporation
(the "Bank").

                            Recitals

          A. The Pledgor is the owner of 10,471,000 shares of common stock (the "Pledged Shares") of Hondo Oil & Gas Company
("HOGC").

          B. The Pledgor and the Bank have entered into a Second Amended and Restated Revolving Credit Agreement dated as of July 24, 1990 (said Agreement, as it may hereafter be amended or otherwise modified from time to time, being called the "Credit Agreement"). It is a condition precedent to the effectiveness of the Credit Agreement that the Pledgor shall have made the pledge contemplated by this Agreement.

          C. Terms defined in the Credit Agreement and not otherwise defined herein have the same respective meanings when used herein, and the rules of interpretation set forth in
Section 1.03 of the Credit Agreement are incorporated herein by reference.

          SECTION 1.  Pledge.  The Pledgor hereby pledges to the
Bank, and grants to the Bank a security interest in, the following (the "Pledged Collateral"):

          (a)  the Pledged Shares and the certificates
representing the Pledged Shares, and all dividends, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of the Pledged Shares, including the right to receive all such dividends, cash, instruments and other property; and

          (b) all additional shares of stock of HOGC from time to time acquired by the Pledgor in any manner, and the certificates representing such additional shares, and all dividends, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such shares, including the right to receive all such dividends, cash, instruments and other property.

          SECTION 2. Security for Obligations. This Agreement secures the payment of all obligations of the Pledgor now or hereafter existing under the Credit Agreement and the Note, whether for principal, interest, fees, expenses or otherwise, and all obligations of the Pledgor now or hereafter existing under this Agreement (all such obligations of the Pledgor being called the "Obligations").

          SECTION 3. Delivery of Pledged Collateral. All certificates or instruments representing or evidencing the Pledged Collateral shall be delivered to and held by or on behalf of the Bank pursuant hereto and shall be in suitable form for transfer by delivery or shall be accompanied by duly executed instruments of transfer or assignment in blank, all in form and substance satisfactory to the Bank. If any Event of Default shall have occurred and be continuing, the Bank shall have the right in its discretion and without notice to the Pledgor, to transfer to or to register in the name of the Bank or any of its nominees any or all of the Pledged Collateral, subject to the rights of the Pledgor and its shareholders set forth in Section 11(a). In addition, the Bank shall have the right at any time to exchange certificates or instruments representing or evidencing Pledged Collateral for certificates or instruments of smaller or larger denominations.

          SECTION 4.  Representations and Warranties.  The
Pledgor represents and warrants as follows:

          (a) The Pledged Shares have been duly authorized and validly issued and are fully paid and nonassessable.

          (b) The Pledgor is the legal and beneficial owner of the Pledged Collateral, free and clear of any Lien except for the security interest created by this Agreement.

          (c) The pledge of the Pledged Shares pursuant to this Agreement creates a valid and perfected first-priority security interest in the Pledged Collateral, securing the payment of the Obligations.

          (d) No Governmental Action is required either (i) for the pledge by the Pledgor of the Pledged Collateral pursuant to this Agreement or for the execution, delivery or performance of this Agreement by the Pledgor or (ii) for the exercise by the Bank of the voting or other rights provided for in this

Agreement or the remedies in respect of the Pledged Collateral pursuant to this Agreement (except as may be required in connection with such disposition by laws affecting the offering and sale of securities generally).

          (e) The Pledged Shares constitute 81% of the issued and outstanding shares of stock of HOGC.

          SECTION 5. Further Assurances. The Pledgor agrees that at any time and from time to time, at the expense of the Pledgor, the Pledgor will promptly execute and deliver all further instruments and documents, and take all further action, that may be necessary or desirable, or that the Bank may request, in order to perfect and protect any security interest granted or purported to be granted hereby or to enable the Bank to exercise and enforce its rights and remedies hereunder with respect to any Pledged Collateral.

          SECTION 6.  Voting Rights, Dividends, Etc.

          (a) So long as no Default or Event of Default has occurred and is continuing:

               (i) The Pledgor shall be entitled to exercise any and all voting and other consensual rights pertaining to the Pledged Collateral or any part thereof for any purpose not inconsistent with the terms of this Agreement and the other Credit Documents; provided, however, that the Pledgor shall not knowingly exercise or refrain from exercising any such right if such action would have a material adverse effect on the value of the Pledged Collateral or any part thereof.

               (ii) The Pledgor shall be entitled to receive and retain any and all dividends and interest paid in respect of the Pledged Collateral; provided, however, that any and all

                    (A)  dividends and interest paid or payable
other than in cash in respect of, and instruments and other property received, receivable or otherwise distributed in respect of or in exchange for, any Pledged Collateral,


                    (B)  dividends and other distributions paid
or payable in cash in respect of any Pledged Collateral in connection with a partial or total liquidation or dissolution or in connection with a reduction of capital, capital surplus or paid-in surplus and

                    (C)  cash paid, payable or otherwise
distributed in redemption of or in exchange for any Pledged
Collateral shall be, and shall be forthwith delivered to the Bank to hold as, Pledged Collateral and shall, if received by the Pledgor, be received in trust for the benefit of the Bank, be segregated from the other property or funds of the Pledgor and be forthwith delivered to the Bank as Pledged Collateral in the same form as so received (with any necessary endorsement).

               (iii) The Bank shall execute and deliver (or cause to be executed and delivered) to the Pledgor all such proxies and other instruments as the Pledgor may reasonably request for the purpose of enabling the Pledgor to exercise the voting and other rights that it is entitled to exercise pursuant to paragraph (i) above and to receive the dividends or interest that it is authorized to receive and retain pursuant to paragraph (ii) above.

          (b) Upon the occurrence and during the continuance of any Default or Event of Default:

               (i) All rights of the Pledgor to exercise the voting and other consensual rights that it would otherwise be entitled to exercise pursuant to Section 6(a)(i) and to receive the dividends and interest that it would otherwise be authorized to receive and retain pursuant to Section 6(a)(ii) shall cease, and all such rights shall thereupon become vested in the Bank, which shall thereupon have the sole right to exercise such voting and other consensual rights and to receive and hold as Pledged Collateral such dividends and interest.

               (ii) All dividends and interest that are received by the Pledgor contrary to the provisions of paragraph (i) of this Section 6(b) shall be received in trust for the benefit of the Bank, shall be segregated from other funds of the Pledgor and shall be forthwith paid over to the Bank as Pledged Collateral in the same form as so received (with any necessary endorsement).

          SECTION 7.  Transfers and Other Liens; Additional
Shares.

          (a) The Pledgor agrees that it will not (i) sell, assign (by operation of law or otherwise) or otherwise dispose of, or grant any option with respect to, any of the Pledged Collateral or (ii) create or permit to exist any Lien upon or with respect to any of the Pledged Collateral, except for the security interest created by this Agreement; provided, however, that, so long as no Event of Default has occurred and is continuing, the Pledgor shall be permitted (A) to sell all or a portion of the Pledged Shares at their fair market value (and the Bank shall release the certificates for such Pledged Shares) to the extent, and only to the extent, that all of the proceeds from such sale are used to repay principal of the outstanding Advances and (B) not later than September 30, 1990, to transfer a portion of the Pledged Shares (and the Bank shall release the certificates for such Pledged Shares) to any of the Pledgor's shareholders for the purpose of satisfying any indebtedness outstanding on the date hereof that is owed by the Pledgor to any such shareholder, provided that the value of the Pledged Shares transferred does not exceed the amount of such indebtedness and that, in the judgment of the Bank, such transfer does not have any adverse tax effect on the financial condition of the Pledgor.

          (b) The Pledgor agrees that it will (i) cause HOGC not to issue any stock or other securities in addition to or in substitution for the Pledged Shares, except to the Pledgor, and
(ii) pledge hereunder, immediately upon its acquisition (directly or indirectly) thereof, any and all additional shares of stock or other securities of HOGC.

          SECTION 8. Bank Appointed Attorney-in-Fact. The Pledgor hereby appoints the Bank the Pledgor's attorney-infact, with full authority in the place and stead of the Pledgor and in the name of the Pledgor or otherwise, from time to time in the Bank's discretion to take any action and to execute any instrument that the Bank may deem necessary or advisable to accomplish the purposes of this Agreement, including to receive, endorse and collect all instruments made payable to the Pledgor representing any dividend, interest or other distribution in respect of the Pledged Collateral or any part thereof and to give full discharge for the same.

          SECTION 9. Bank May Perform. If the Pledgor fails to perform any agreement contained herein, the Bank may itself perform or cause performance of such agreement, and the expenses of the Bank incurred in connection therewith shall be payable by the Pledgor under Section 13.

          SECTION 10. Bank's Duties. The powers conferred on the Bank hereunder are solely to protect its interest in the Pledged Collateral and shall not impose any duty upon it to exercise any such powers. Except for the safe custody of any

Pledged Collateral in its possession and the accounting for moneys actually received by it hereunder, the Bank shall have no duty as to any Pledged Collateral, as to ascertaining or taking action with respect to calls, conversions, exchanges, maturities, tenders or other matters relative to any Pledged Collateral, whether or not the Bank has or is deemed to have knowledge of such matters, or as to the taking of any necessary steps to preserve rights against any Persons or any other rights pertaining to any Pledged Collateral. The Bank shall be deemed to have exercised reasonable care in the custody and preservation of any Pledged Collateral in its possession if such Pledged Collateral is accorded treatment substantially equal to that that the Bank accords its own property.

          SECTION 11.  Remedies upon Default.  If any Event of
Default shall have occurred and be continuing:

          (a) Subject to the right of first refusal reserved below, the Bank may exercise in respect of the Pledged Collateral., in addition to other rights and remedies provided for herein or otherwise available to it, all the rights and remedies of a secured party on default under the Uniform Commercial Code in effect in the State of California (the "Code") at that time (whether or not the Code applies to the Pledged Collateral affected), and the Bank may also, without notice except as specified below, sell the Pledged Collateral or any part thereof in one or more parcels at public or private sale, at any of the Bank's offices or elsewhere, for cash, on credit or for future delivery, and at such price or prices and upon such other terms as the Bank may deem commercially reasonable. In the event,the Bank has received a bona fide offer from a prospective purchaser ready, able and willing to purchase all or any part of the Pledged Collateral, which the Bank desires to accept, the Bank will notify Lonrho Inc. and Lonrho, Plc at their address set out in the Lonrho Guaranty and Robert O. Anderson, Robert B. Anderson and Phelps Anderson at Robert O. Anderson's address set out in the Anderson Guaranty; such notice shall set forth the name of the party making such offer, the price and all other material terms and conditions of the offer; the Pledgor's stockholders named above shall have a period of 10 days after delivery of such notice to the addresses specified above to purchase the Pledged Collateral or portion thereof at the price and upon the terms and conditions of such offer. The Pledgor agrees that, to the extent notice of sale shall be required by law, at least 10 days' notice to the Pledgor of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification. The Bank shall not be obligated to make any sale of Pledged Collateral regardless of notice of sale having been given. The Bank may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned.

          (b) Any cash held by the Bank as Pledged Collateral and all cash proceeds received by the Bank in respect of any sale of, collection from or other realization upon all or any part of the Pledged Collateral may, in the discretion of the Bank, be held by the Bank as collateral for, and/or then or at any time thereafter applied (after payment of any amounts payable to the Bank pursuant to Section 13) in whole or in part by the Bank against, all or any part of the obligations in such order as the Bank shall elect. Any surplus of such cash or cash proceeds held by the Bank and remaining after payment in full of the Obligations shall be paid over to the Pledgor or to whoever may be lawfully entitled to receive such surplus.

          SECTION 12. Registration Rights. If the Bank shall determine to exercise its right to sell all or any of the Pledged Collateral pursuant to Section 11, the Pledgor agrees that, upon request of the Bank, the Pledgor will, at its own expense:

          (a) execute and deliver, and cause HOGC and the directors and officers thereof to execute and deliver, all such instruments and documents, and do or cause to be done all such other acts and things, as may be necessary or, in the opinion of the Bank, advisable to register such Pledged Collateral under the provisions of the Securities Act of 1933 (the "Securities Act"), to cause the registration statement relating thereto to become effective and to remain effective for such period as prospectuses are required by law to be furnished and to make all amendments and supplements thereto and to the related prospectus that, in the opinion of the Bank, are necessary or advisable, all in conformity with the requirements of the Securities Act and the rules and regulations of the Securities and Exchange Commission applicable thereto;

          (b)  use its best efforts to qualify the Pledged
Collateral under the state securities or "blue sky" laws and to obtain all necessary Governmental Action for the sale of the Pledged Collateral, as requested by the Bank;

          (c) cause HOGC to make available to its security holders, as soon as practicable, an earnings statement that will satisfy the provisions of Section 11(a) of the Securities Act;
and

          (d) do or cause to be done all such other acts and things as may be necessary to make such sale of the Pledged
Collateral or any part thereof valid and binding and in compliance with applicable law.

          SECTION 13.  Indemnity and Expenses.

          (a) The Pledgor agrees to indemnify the Bank from and against any and all claims, losses and liabilities growing out of or resulting from this Agreement (including enforcement of this Agreement), except claims, losses or liabilities resulting from the Bank's gross negligence or willful misconduct.

          (b) The Pledgor will upon demand pay to the Bank the amount of any and all reasonable expenses, including the reasonable fees and disbursements of its counsel and of any experts and agents, that the Bank may incur in connection with
(i) the administration of this Agreement, (ii) the custody or preservation of, or the sale of, collection from or other realization upon, any of the Pledged Collateral, (iii) the exercise or enforcement of any of the rights of the Bank hereunder and (iv) the failure by the Pledgor to perform or observe any of the provisions hereof.

          SECTION 14.  Amendments,.Waivers, Etc.

          (a) No amendment or waiver of any provision of this Agreement or consent to any departure by the Pledgor herefrom shall in any event be effective unless the same shall be in writing and signed by the Bank, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

          (b) The waiver (whether expressed or implied) by the Bank of any breach of the terms or conditions of this Agreement shall not prejudice any remedy of the Bank in respect of any continuing or other breach of the terms and conditions hereof and shall not be construed as a bar to any right or remedy that the Bank would otherwise have on any future occasion under this Agreement.

          (c) No failure to exercise or delay in exercising, on the part of the Bank, any right, power or privilege under this Agreement shall operate as a waiver thereof or the exercise of any other right, power or privilege.

          SECTION 15. Addresses for Notices. All notices and other communications provided for hereunder shall be in writing and mailed (certified mail, return-receipt requested), telecopied or delivered personally to the Pledgor or the Bank, as applicable, at the address therefor specified in the Credit Agreement or at such other address as shall be designated by such party in a written notice to the other party complying as to delivery with the terms of this Section. All such notices and other communications shall be effective, if mailed, 72 hours after being deposited in the mails or, if telecopied or delivered personally, when received.

          SECTION 16. Continuing Security Interest; Transfer of Rights and Obligations. This Agreement shall create a continuing security interest in the Pledged Collateral and shall
(a) remain in full force and effect until payment in full of the Obligations and expiration of the Commitment, (b) be binding upon the Pledgor, its successors and assigns and (c) inure, together with the rights and remedies of the Bank hereunder, to the benefit of the Bank and its successors, transferees and assigns. Without limiting the generality of the foregoing clause (c), the Bank may assign or otherwise transfer all or any portion of its rights and obligations under the Credit Documents (including all or any portion of the Commitment and the Advances) to any other Person, and such other Person shall thereupon become vested with all the benefits in respect thereof granted to the Bank herein or otherwise. Upon the payment in full of the Obligations and expiration of the Commitment, the Pledgor shall be entitled to the return, upon its request and at its expense, of such of the Pledged Collateral as shall not have been sold or otherwise applied pursuant to the terms hereof.

          SECTION 17. Governing Law; Terms. This Agreement shall be governed by and construed in accordance with the laws of the State of California, except to the extent that the validity or perfection of any security interest hereunder, or any remedy hereunder, in respect of any particular Pledged Collateral is governed by the laws of a jurisdiction other than the State of California. Unless otherwise defined herein or in the Credit Agreement, terms defined in Article 9 of the Code are used herein as therein defined.

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers hereunto duly authorized, as of the date first above written.

                                   THE HONDO COMPANY



                                   By:__________________________
                                        Robert B. Anderson
                                        Vice President


                                   UNION BANK



                                   By:__________________________
                                        Michael E. Tregoning
                                        Vice President


                                   By:__________________________
                                        Carl A. Stutzman
                                        Vice President

                                                       EXHIBIT C


            SECOND AMENDED AND RESTATED GUARANTY OF
                  LONRHO PLC AND LONRHO, INC.

          This Guaranty, dated as of July 24, 1990, is made jointly and severally by LONRHO PLC, an English corporation, and LONRHO, INC., a Delaware corporation (collectively, the
"Guarantors'), in favor of UNION BANK, a California banking corporation (the "Bank").

                                 Recital

          The Bank has entered into a Second Amended and Restated Revolving Credit Agreement dated as of July 24, 1990 (said Agreement, as it may hereafter be amended or otherwise modified from time to time, being called the "Credit Agreement") with The Hondo Company, a corporation organized and existing under the laws of New Mexico (the "Borrower"). It is a condition precedent to the effectiveness of the Credit Agreement that Lonrho Plc, as owner of 100% of the outstanding capital stock of Lonrho, Inc., and Lonrho ' Inc., as owner of 49% of the outstanding capital stock of the Borrower, shall have executed and delivered this Guaranty. Terms defined in the Credit Agreement and not otherwise defined herein have the same respective meanings when used herein, and the rules of interpretation set forth in Section 1.03 of the Credit Agreement are incorporated herein by reference.

          SECTION 1. Guaranty. The Guarantors, jointly and severally, hereby unconditionally guarantee the punctual payment when due, whether at stated maturity, by acceleration or otherwise, of all obligations of the Borrower now or hereafter existing under the Credit Agreement, the Pledge Agreement and the Note, whether for principal, interest, fees, expenses or otherwise (the "Obligations"), and agree to pay any and all expenses incurred by the Bank in enforcing any rights under this Guaranty. The obligations and liabilities of the Guarantors under this Guaranty are also joint and several with the obligations and liabilities of Robert O. Anderson under the Second Amended and Restated Guaranty of Robert O. Anderson dated the date hereof.

          SECTION 2. Guaranty Absolute. The Guarantors guarantee that the Obligations will be paid strictly in accordance with the terms of the Credit Agreement, the Pledge Agreement and the Note, regardless of any law, regulation or order now or hereafter in effect in any jurisdiction affecting any of such terms or the rights of the Bank with respect thereto. The liability of the Guarantors under this Guaranty shall be a solute and unconditional, irrespective of the following:

          (a) any lack of validity or enforceability of, or any release or discharge of the Borrower from liability under, the Credit Agreement, the Pledge Agreement or the Note;

          (b) any change in the time, manner or place of payment of, or in any other term of, all or any of the Obligations or any other amendment or waiver of, or any consent to departure from, the Credit Agreement or any other Credit
Document;

          (c) any subordination, compromise, exchange, release, nonperfection or liquidation of any collateral, or any unenforceability, release, amendment or waiver of, or consent to departure from, any other guaranty, for any or all of the Obligations;

          (d) any express or implied amendment, modification, renewal, supplement, extension or acceleration of the obligations or any of the Credit Documents;

          (e) any exercise or nonexercise by the Bank of any right or privilege under this Guaranty or any of the other
Credit Documents;

          (f) any bankruptcy, insolvency, reorganization, composition, adjustment, dissolution, liquidation or other like proceeding relating to either Guarantor, the Borrower or any other guarantor of the Obligations or any action taken with respect to this Guaranty by any trustee, receiver or court in any such proceeding, whether or not the Guarantors shall have had notice or knowledge of any of the foregoing;

          (g) any assignment or other transfer, in whole or in part, of this Guaranty or of any of the other Credit Documents;

          (h) any acceptance of partial performance of the Obligations;

          (i) any consent to the transfer of, or any bid or purchase at sale of, any collateral for the obligations; or

          (j) any other circumstance that might otherwise constitute a defense available to, or a discharge of, the Borrower or any guarantor.

This Guaranty shall continue to be effective or be reinstated, as the case may be, if at any time any payment of any of the obligations is rescinded or must otherwise be returned by the Bank upon the insolvency, bankruptcy or reorganization of the Borrower or otherwise, all as though such payment had not been made.

          SECTION 3. Waivers. Each Guarantor unconditionally waives any defense to the enforcement of this Guaranty, including the following:

          (a) all presentments, demands for performance, notices of nonperformance, protests, notices of protest, notices of dishonor and notices of acceptance of this Guaranty;

          (b) any right to require the Bank to proceed against the Borrower or any other guarantor at any time, to proceed against or exhaust any security held by the Bank at any time or to pursue any other remedy whatsoever at any time;

          (c) the defense of any statute of limitations affecting the liability of such Guarantor hereunder, the liability of the Borrower or any other guarantor or the enforcement hereof, to the extent permitted by law;

          (d) any defense arising by reason of any invalidity or unenforceability of any of the Credit Documents, any disability of the Borrower or any other guarantor, any manner in which the Bank has exercised its rights and remedies under the Credit Documents or any cessation from any cause whatsoever of the liability of the Borrower or any other guarantor;

          (e) any defense based upon an election of remedies by the Bank, including any election to proceed by judicial or nonjudicial foreclosure of any lien, whether on real property or personal property, or by deed in lieu thereof, whether or not every aspect of any foreclosure sale is commercially reasonable, or any election of remedies, including remedies relating to real-property or personal-property security, that destroys or otherwise impairs any subrogation rights of such Guarantor or any rights of such Guarantor to proceed against the Borrower or any other guarantor for reimbursement, or both (including California Code of Civil Procedure Sections 580a, 580b, 580d and
726);

          (f) any duty of the Bank to advise such Guarantor of any information known to the Bank regarding the financial condition of the Borrower or any other circumstance affecting the Borrower's ability to perform its obligations to the Bank, it being agreed that such Guarantor assumes responsibility for being and keeping informed regarding such condition or any such circumstance;

          (g) any right of subrogation, contribution, indemnity or otherwise against the Borrower that may arise out of or be caused by this Guaranty, any right to enforce any remedy that the Bank now has or may hereafter have against the Borrower and any benefit of, and any right to participate in, any security now or hereafter held by the Bank; and

          (h) without limiting the generality of the foregoing or any other provision hereof, any rights and benefits that might otherwise by available to such Guarantor under California Civil Code Sections 2809, 2810, 2819, 2839, 2845, 2848, 2849,
2850, 2899 and 3433.

          SECTION 4. Payments in Trust. If any amount shall be paid to either Guarantor contrary to the provisions of Section 3(g), such amount shall be held in trust for the benefit of the Bank and shall forthwith be paid to the Bank to be credited and applied to the Obligations, whether matured or unmatured, in accordance with the terms of the Credit Agreement.

          SECTION 5.  Payments Free and Clear of Taxes, Etc.

          (a) Any and all payments made by either Guarantor hereunder shall be made free and clear of and without deduction for any and all present or future taxes, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto, excluding taxes imposed on the income of the Bank, and franchise taxes imposed on it, by the jurisdiction under the laws of which the Bank is organized and any political subdivision thereof (all such nonexcluded taxes, levies, imposts, deductions, charges, withholdings and liabilities being hereinafter referred to as "Taxes"). If either Guarantor shall be required by law to deduct any Taxes from or in respect of any sum payable hereunder to the Bank, (i) the sum payable shall be increased as may be necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section) the Bank receives an amount equal to the sum it would have received had no such deductions been made,
(ii) such Guarantor shall make such deductions and (iii) such Guarantor shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable law.

          (b) In addition, the Guarantors agree to pay any present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies that arise from any payment made hereunder or from the execution, delivery or registration of, or otherwise with respect to, this Guaranty (hereinafter referred to as "Other Taxes").

          (c) The Guarantors will indemnify the Bank for the full amount of Taxes and Other Taxes (including any Taxes or Other Taxes imposed by any jurisdiction on amounts payable under this Section) paid by the Bank and any liability (including penalties, interest and expenses) arising therefrom or with respect thereto, whether or not such Taxes or Other Taxes were correctly or legally asserted. This indemnification shall be made within 30 days from the date the Bank makes written demand therefor.

          (d) Within 30 days after the date of any payment of Taxes, each affected Guarantor will furnish to the Bank, at its address referred to in Section 12, the original or a certified copy of a receipt evidencing payment thereof. If no Taxes are payable in respect of any payment hereunder to the Bank, such Guarantor will furnish to the Bank a certificate from each appropriate taxing authority or an opinion of counsel acceptable to the Bank, in either case stating that such payment is exempt from or not subject to Taxes.

          (e) Without prejudice to the survival of any other agreement of the Guarantors hereunder, the agreements and obligations of the Guarantors contained in this Section 5 shall survive the payment in full of the principal of and interest on the Advances.

          SECTION 6.  Judgment.

          (a) If, for the purposes of obtaining judgment in any court, it is necessary to convert a sum due hereunder in United States dollars into another currency, the parties hereto agree, to the fullest extent permitted by law, that the rate of exchange used shall be that at which in accordance with normal banking procedures the Bank could purchase United States dollars with such other currency on the Business Day preceding that on which final judgment is given.

          (b) The obligations of the Guarantors in respect of any sum due from them to the Bank hereunder shall, notwithstanding any judgment in a currency other than United States dollars, be discharged only to the extent that, on the Business Day following receipt by the Bank of any sum adjudged to be so due in such other currency, the Bank may in accordance with normal banking procedures purchase United States dollars with such other currency; if the United States dollars so purchased are less than the sum originally due to the Bank in United States dollars, the Guarantors agree, as a separate obligation and notwithstanding any such judgment, to indemnify the Bank against such loss, and, if the United States dollars so purchased exceed the sum originally due to the Bank in United States dollars, the Bank agrees to remit such excess to the appropriate Guarantor.

          SECTION 7.  Consent to Jurisdiction; Waiver of
Immunities.

          (a) The Guarantors hereby irrevocably submit to the jurisdiction of any California or federal court sitting in Los Angeles in any action or proceeding arising out of or relating to this Guaranty, and the Guarantors hereby irrevocably agree that all claims in respect of such action or proceeding may be heard and determined in such California or federal court. The Guarantors hereby irrevocably waive, to the fullest extent they may effectively do so, the defense of an inconvenient forum to the maintenance of such action or proceeding. The Guarantors hereby irrevocably appoint C T Corporation System (the "Process Agent"), with an office on the date hereof at 818 West Seventh Street, Los Angeles, California, U.S.A., as their agent to receive on behalf of the Guarantors and their property service of copies of the summons and complaint and any other process that may be served in any such action or proceeding. Such service may be made by mailing or delivering a copy of such process to the Guarantors in care of the Process Agent at the Process Agent's address above, and the Guarantors hereby irrevocably authorize and direct the Process Agent to accept such service on their behalf. As an alternative method of service, the Guarantors also irrevocably consent to the service of any and all process in any such action or proceeding by the mailing of copies of such process to the Guarantors at their respective addresses specified in Section 12. The Guarantors agree that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

          (b) Nothing in this Section shall affect the right of the Bank to serve legal process in any other manner permitted by law or affect the right of the Bank to bring any action or proceeding against the Guarantors or their property in the courts of any other jurisdictions.

          (c) To the extent that either Guarantor has or hereafter may acquire any immunity from jurisdiction of any court or from any legal process (whether through service of notice, attachment prior to judgment, attachment in aid of execution, execution or otherwise) with respect to such Guarantor or its property, such Guarantor hereby irrevocably waives such immunity in respect of its obligations under this Guaranty.

          SECTION 8.  Representations and Warranties.  Each
Guarantor hereby represents and warrants as follows:

          (a) Organization. Such Guarantor is a corporation duly incorporated, validly existing and in good standing under the laws of the applicable jurisdiction set forth in the first paragraph of this Guaranty and is duly licensed or qualified and in good standing as a foreign corporation in each other jurisdiction in which failure to qualify would materially and adversely affect the conduct of its business or the enforceability of contractual rights of such Guarantor.

          (b) Due Authorization. The execution, delivery and performance of this Guaranty are within such Guarantor's corporate powers, have been duly authorized by all necessary corporate action, and do not contravene (i) such Guarantor's charter documents or bylaws or (ii) any applicable Governmental Rule or any contractual restriction binding on or affecting such Guarantor.

          (c) Governmental Action. No Governmental Action is required for the due execution, delivery or performance by such Guarantor of this Guaranty.

          (d) Binding Effect. This Guaranty is the legal, valid and binding obligation of such Guarantor enforceable against such Guarantor in accordance with the terms hereof.

          (e)  Financial Information.

               (i) The audited balance sheet of Lonrho Plc and its subsidiaries as of September 30, 1989 and the related audited statements of income and retained earnings of Lonrho Plc and its subsidiaries for the fiscal year then ended, copies of which have been furnished to the Bank, fairly present the financial condition of Lonrho Plc and its subsidiaries as of such date and the results of the operations of Lonrho Plc and its subsidiaries for the year ended on such date, all in accordance with U.K. accounting practice, and since September 30, 1989 there has been no material adverse change in such condition or operations.

               (ii) The balance sheet of Lonrho, Inc. and its subsidiaries as of September 30, 1989 and the related statements of income and retained earnings of Lonrho, Inc. and its subsidiaries for the fiscal year then ended, copies of which have been furnished to the Bank, fairly present the financial condition of Lonrho, Inc. and its subsidiaries for the year ended on such date, all in accordance with generally accepted accounting principles consistently applied.

          (f) Litigation. There is no pending or (to the knowledge of such Guarantor) threatened action or proceeding affecting such Guarantor or any of its subsidiaries before any Governmental Person that may materially and adversely affect the financial condition or operations of such Guarantor or any subsidiary thereof or the ability of such Guarantor to perform its obligations under this Guaranty, except as disclosed to the Bank in the financial statements referred to in Section 8(e).

          (g)  Ownership of Lonrho, Inc. and Borrower.  Lonrho
Plc owns 100% of the outstanding capital stock of Lonrho, Inc., and Lonrho, Inc. owns 49% of the outstanding capital stock of the Borrower.

          SECTION 9.  Affirmative Covenants.  Each Guarantor
covenants and agrees that, so long as any part of the obligations shall remain unpaid or the Bank shall have any Commitment, such Guarantor will, unless the Bank shall otherwise consent in writing, comply with the following covenants:

          (a) Compliance with Laws, Etc. Such Guarantor will comply and cause each of its subsidiaries to comply in all material respects with all applicable Governmental Rules, such compliance to include paying before the same become delinquent all taxes, assessments and governmental charges imposed upon it or upon its property, except to the extent contested in good faith and by appropriate proceedings.

          (b) Maintenance of Existence. Such Guarantor will preserve and maintain its corporate existence and all of its rights, privileges and franchises necessary and desirable in the normal conduct of its business in a regular manner.

          (c) Reporting Requirements. Such Guarantor will furnish to the Bank (i) in the case of Lonrho Plc and when circulated to shareholders of Lonrho Plc, a copy of the annual accounts of Lonrho Plc and its subsidiaries containing financial statements for each fiscal year, certified by its auditors in accordance with U.K. accounting practice, (ii) in the case of Lonrho, Inc. and as soon as available, but in any event within 150 days after the end of each fiscal year of Lonrho, Inc., a copy of the annual report for such year of Lonrho, Inc. and its subsidiaries containing financial statements for such year certified in a manner acceptable to the Bank by Peat Marwick Main & Co. or other independent public accountants acceptable to the Bank and (iii) such other information respecting the condition of operations, financial or otherwise, of such Guarantor or any of its subsidiaries as the Bank may from time to time reasonably request.

          (d) Notice of Proceedings. Such Guarantor will promptly give notice in writing to the Bank of all litigation, arbitration proceedings and regulatory proceedings affecting such Guarantor, except litigation or proceedings that, if adversely determined could not materially and adversely affect the financial condition of such Guarantor.

          SECTION 10. Negative Covenant. Lonrho Plc covenants and agrees that, so long as any part of the Obligations shall remain unpaid or the Bank shall have any Commitment, it will not permit its direct or indirect ownership of the Borrower's outstanding capital stock to fall below 49%.

          SECTION 11. Amendments, Etc. No amendment or waiver of any provision of this Guaranty or consent to any departure by the Guarantor therefrom shall in any event be effective unless the same shall be in writing and signed by the Bank, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

          SECTION 12. Addresses for Notices. All notices and other communications provided for hereunder shall be in writing and mailed (certified mail, return-receipt requested), telecopied or delivered personally, if to Lonrho Plc, to it at Cheapside House, 138 Cheapside, London EC2V 6BL, England, telecopier 011-44-1-606-2285, Attention: Mr. Robin Whitten; if to Lonrho, Inc., to it at 805 Third Avenue, New York, New York 10022, telecopier (212) 759-4285, Attention: Mr. John F. Price;

if to the Bank, to it at the address or telecopier number of the Bank specified in the Credit Agreement; or, as to each party, to it at such other address as shall be designated by such party in a written notice to the other parties. All such notices and other communications shall be effective, if mailed, 72 hours after being deposited in the mails or, if telecopied or delivered personally, when received.

          SECTION 13. No Waiver; Remedies. No failure on the part of the Bank to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof, and no single or partial exercise of any right hereunder shall preclude any other or further exercise thereof or the exercise of any other right. The remedies provided herein are cumulative and not exclusive of any remedies provided by law.

          SECTION 14. Right of Setoff. Upon the occurrence and during the continuance of any Event of Default, the Bank is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by the Bank to or for the credit or the accounts of either Guarantor against any and all of the obligations of such Guarantor now or hereafter existing under this Guaranty, irrespective of whether or not the Bank shall have made any demand under this Guaranty and although such obligations may be con tingent and unmatured. The Bank agrees to notify the affected Guarantor promptly after any such setoff and application; provided, however, that the failure to give such notice shall not affect the validity of such setoff and application. The rights of the Bank under this Section are in addition to other rights and remedies (including other rights of setoff) that the Bank may have.

          SECTION 15. Continuing Guaranty; Transfer of Note. This Guaranty is a continuing guaranty and shall (a) remain in full force and effect until payment in full of the Obligations and all other amounts payable under this Guaranty and expiration of the Commitment, (b) be binding upon the Guarantors and their respective successors and assigns and (c) inure to the benefit of and be enforceable by the Bank and its successors, transferees and assigns. Without limiting the generality of the foregoing clause (c), the Bank may assign or otherwise transfer the Note and the Advances to any other person or entity, and such other person or entity shall thereupon become vested with all the rights in respect thereof granted to the Bank herein or otherwise.

          SECTION 16.  Governing Law.  This Guaranty shall be
governed by, and construed in accordance with, the laws of the State of California, U.S.A.

                                   LONRHO PLC



                                   By:__________________________
                                   Name:________________________
                                   Title:_______________________



                                   By:__________________________
                                   Name:________________________
                                   Title:_______________________


                                   LONRHO, INC.



                                   By:__________________________
                                   Name:________________________
                                   Title:_______________________

                                                       EXHIBIT D


   SECOND AMENDED AND RESTATED GUARANTY OF ROBERT 0. ANDERSON


          This Guaranty, dated as of July 24, 1990, is made by ROBERT 0. ANDERSON, an individual (the "Guarantor"), in favor of UNION BANK, a California banking corporation (the "Bank").


                            Recital

          The Bank has entered into a Second Amended and Restated Revolving Credit Agreement dated as of July 24, 1990 (said Agreement, as it may hereafter be amended or otherwise modified from time to time, being called the 'Credit Agree ment") with The Hondo Company, a corporation organized and existing under the laws of New Mexico (the "Borrower"). It is a condition precedent to the effectiveness of the Credit Agreement that the Guarantor, as owner of 40% of the outstanding capital stock of the Borrower, shall have executed and delivered this Guaranty. Terms defined in the Credit Agreement and not otherwise defined herein have the same respective meanings when used herein, and the rules of interpretation set forth in
Section 1.03 of the Credit Agreement are incorporated herein by reference.

          SECTION 1.  Guaranty.  The Guarantor hereby
unconditionally guarantees the punctual payment when due, whether at stated maturity, by acceleration or otherwise, of all obligations of the Borrower now or hereafter existing under the Credit Agreement, the Pledge Agreement and the Note, whether for principal, interest, fees, expenses or otherwise (the "Obligations"), and agrees to pay any and all expenses incurred by the Bank in enforcing any rights under this Guaranty. The obligations and liabilities of the Guarantor under this Guaranty are joint and several with the obligations and liabilities of Lonrho Plc and Lonrho, Inc. under the Second Amended and Restated Guaranty of Lonrho Plc and Lonrho, Inc. dated the date hereof.

          SECTION 2. Guaranty Absolute. The Guarantor guarantees that the Obligations will be paid strictly in accordance with the terms of the Credit Agreement, the Pledge Agreement and the Note, regardless of any law, regulation or order now or hereafter in effect in any jurisdiction affecting any of such terms or the rights of the Bank with respect thereto. The liability of the Guarantor under this Guaranty shall be absolute and unconditional, irrespective of the following:

          (a) any lack of validity or enforceability of, or any release or discharge of the Borrower from liability under, the Credit Agreement, the Pledge Agreement or the Note;

          (b) any change in the time, manner or place of payment of, or in any other term of, all or any of the Obligations or any other amendment or waiver of, or any consent to departure from, the Credit Agreement or any other Credit
Document;

          (c) any subordination, compromise, exchange, release, non-perfection or liquidation of any collateral, or any unenforceability, release, amendment or waiver of, or consent to departure from, any other guaranty, for any or all of the Obligations;

          (d) any express or implied amendment, modification, renewal, supplement, extension or acceleration of the Obligations or any of the Credit Documents;

          (e) any exercise or non-exercise by the Bank of any right or privilege under this Guaranty or any of the other
Credit Documents;

          (f) any bankruptcy, insolvency, reorganization, composition, adjustment, dissolution, liquidation or other like proceeding relating to the Guarantor, the Borrower or any other guarantor of the Obligations or any action taken with respect to this Guaranty by any trustee, receiver or court in any such proceeding, whether or not the Guarantor shall have had notice or knowledge of any of the foregoing;

          (g) any assignment or other transfer, in whole or in part, of this Guaranty or of any of the other Credit Documents;

          (h) any acceptance of partial performance of the Obligations;

          (i) any consent to the transfer of, or any bid or purchase at sale of, any collateral for the Obligations; or

          (j) any other circumstance that might otherwise constitute a defense available to, or a discharge of, the Borrower or any guarantor.

This Guaranty shall continue to be effective or be reinstated, as the case may be, if at any time any payment of any of the Obligations is rescinded or must otherwise be returned by the Bank upon the insolvency, bankruptcy or reorganization of the Borrower or otherwise, all as though such payment had not been made.

          SECTION 3.  Waivers.  The Guarantor unconditionally
waives any defense to the enforcement of this Guaranty, including the following:

          (a) all presentments, demands for performance, notices of nonperformance, protests, notices of protest, notices of dishonor and notices of acceptance of this Guaranty;

          (b) any right to require the Bank to proceed against the Borrower or any other guarantor at any time, to proceed against or exhaust any security held by the Bank at any time or to pursue any other remedy whatsoever at any time;

          (c) the defense of any statute of limitations affecting the liability of the Guarantor hereunder, the liability of the Borrower or any other guarantor or the enforcement hereof, to the extent permitted by law;

          (d) any defense arising by reason of any invalidity or unenforceability of any of the Credit Documents, any disability of the Borrower or any other guarantor, any manner in which the Bank has exercised its rights and remedies under the Credit Documents or any cessation from any cause whatsoever of the liability of the Borrower or any other guarantor;

          (e) any defense based upon an election of remedies by the Bank, including any election to proceed by judicial or nonjudicial foreclosure of any lien, whether on real property or personal property, or by deed in lieu thereof, whether or not every aspect of any foreclosure sale is commercially reasonable, or any election of remedies, including remedies relating to real-property or personal-property security, that destroys or otherwise impairs any subrogation rights of the Guarantor or any rights of the Guarantor to proceed against the Borrower or any other guarantor for reimbursement, or both (including California Code of Civil Procedure Sections 580a, 580b, 580d and 726);

          (f) any duty of the Bank to advise the Guarantor of any information known to the Bank regarding the financial condition of the Borrower or any other circumstance affecting the Borrower's ability to perform its obligations to the Bank, it being agreed that the Guarantor assumes responsibility for being and keeping informed regarding such condition or any such circumstance;

          (g) any right of subrogation, contribution, indemnity or otherwise against the Borrower that may arise out of or be caused by this Guaranty, any right to enforce any remedy that the Bank now has or may hereafter have against the Borrower and any benefit of, and any right to participate in, any security now or hereafter held by the Bank; and

          (h) without limiting the generality of the foregoing or any other provision hereof, any rights and benefits that might otherwise by available to the Guarantor under California Civil Code Sections 2809, 2810, 2819, 2839, 2845, 2848, 2849,
2850, 2899 and 3433.

          SECTION 4. Payments in Trust. If any amount shall be paid to the Guarantor contrary to the provisions of Section 3(g), such amount shall be held in trust for the benefit of the Bank and shall forthwith be paid to the Bank to be credited and applied to the Obligations, whether matured or unmatured, in accordance with the terms of the Credit Agreement.

          SECTION 5.  Representations and Warranties.  The
Guarantor hereby represents and warrants as follows:

          (a) Capacity. The Guarantor has the legal capacity to execute, deliver and perform this Guaranty.

          (b) No Conflict. The execution, delivery and performance by the Guarantor of this Guaranty do not contravene any applicable Governmental Rule or any contractual restriction binding on or affecting the Guarantor and do not result in or require the creation of any lien, security interest or other charge or encumbrance upon or with respect to any of the Guarantor's properties.

          (c) Binding Effect. This Guaranty is the legal, valid and binding obligation of the Guarantor enforceable against the Guarantor in accordance with its terms.

          (d) Litigation. There is no pending or (to the knowledge of the Guarantor) threatened action or proceeding affecting the Guarantor before any Governmental Person that may materially and adversely affect the financial condition of the Guarantor or the ability of the Guarantor to perform his obligations under this Guaranty, except as disclosed to the Bank in the financial statements referred to in Section 5(e).

          (e) Financial Statements. The financial statements of the Guarantor for the fiscal year ended October 31, 1989, copies of which have been furnished to the Bank, fairly present the financial condition of the Guarantor as of such date, and since October 31, 1989 there has been no material adverse change in such condition.

          (f) Governmental Action. No Governmental Action is required for the due execution, delivery or performance by the Guarantor of this Guaranty.

          (g) Ownership of Borrower. The Guarantor owns 40% of the Borrower's outstanding capital stock.

          SECTION 6. Covenants. The Guarantor covenants and agrees that, so long as any part of the Obligations shall remain unpaid or the Bank shall have any Commitment, the Guarantor will, unless the Bank shall otherwise consent in writing, comply with the following covenants:

          (a) Compliance with Laws, Etc. The Guarantor will comply in all material respects with all applicable Governmental Rules, such compliance to include paying before the same become delinquent all taxes, assessments and governmental charges imposed upon him or upon his property, except to the extent contested in good faith and by appropriate proceedings.

          (b) Reporting Requirements. The Guarantor will furnish to the Bank (i) as soon as available and in any event within 120 days after the end of each fiscal year ending October 31, a copy of the financial statements of the Guarantor and his spouse for such year and (ii) such other information respecting the financial condition of the Guarantor as the Bank may from time to time reasonably request.

          (c) Notice of Proceedings. The Guarantor will promptly give notice in writing to the Bank of all litigation, arbitration proceedings and regulatory proceedings affecting the Guarantor or the properties of the Guarantor, except litigation or proceedings that, if adversely determined, could not materially and adversely affect the financial condition of the Guarantor.

          (d) Ownership of Borrower. The Guarantor will not reduce, or permit to be reduced, his 40% ownership of the outstanding capital stock of the Borrower.

          SECTION 7. Amendments, Etc. No amendment or waiver of any provision of this Guaranty or consent to any departure by the Guarantor therefrom shall in any event be effective unless the same shall be in writing and signed by the Bank, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

          SECTION 8. Addresses for Notices. All notices and other communications provided for hereunder shall be in writing and mailed (certified mail, return-receipt requested), telecopied or delivered personally, if to the Guarantor, to him at 410 East College Boulevard (P.O. Box 1000), Roswell, New Mexico 88201, telecopier (505) 625-8701; if to the Bank, to it at the address or telecopier number of the Bank specified in the Credit Agreement; or, as to each party, to him or it at such other address as shall be designated by such party in a written notice to the other party. All such notices and other communications shall be effective, if mailed, 72 hours after being deposited in the mails or, if telecopied or delivered personally, when received.

          SECTION 9. No Waiver; Remedies. No failure on the part of the Bank to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof, and no single or partial exercise of any right hereunder shall preclude any other or further exercise thereof or the exercise of any other right. The remedies provided herein are cumulative and not exclusive of any remedies provided by law.

          SECTION 10. Right of Setoff. Upon the occurrence and during the continuance of any Event of Default, the Bank is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by the Bank to or for the credit or the account of the Guarantor against any and all of the obligations of the Guarantor now or hereafter existing under this Guaranty, irrespective of whether or not the Bank shall have made any demand under this Guaranty and although such obligations may be contingent and unmatured. The Bank agrees to notify the Guarantor promptly after any such setoff and application; provided, however, that the failure to give such notice shall not affect the validity of such setoff and application. The rights of the Bank under this Section are in addition to other rights and remedies (including other rights of setoff) that the Bank may have.

          SECTION 11. Continuing Guaranty; Transfer of Note. This Guaranty is a continuing guaranty and shall (a) remain in full force and effect until payment in full of the Obligations and all other amounts payable under this Guaranty and expiration of the Commitment, (b) be binding upon the Guarantor and his successors and assigns and (c) inure to the benefit of and be enforceable by the Bank and its successors, transferees and assigns. Without limiting the generality of the foregoing clause (c), the Bank may assign or otherwise transfer the Note and the Advances to any other person or entity, and such other person or entity shall thereupon become vested with all the rights in respect thereof granted to the Bank herein or otherwise.

          SECTION 12.  Governing Law.  This Guaranty shall be
governed by, and construed in accordance with, the laws of the State of California.